EXHIBIT 99.10

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)

                              FINANCIAL STATEMENTS
                          TO ACCOMPANY 1997 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                              UNDER ERISA OF 1974

           FOR THE PERIOD FROM DECEMBER 17, 1997 TO DECEMBER 31, 1997


          The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Raytheon Company:

          We have audited the accompanying statement of net assets available for plan benefits of the Raytheon Savings and Investment Plan (10014) (the "Plan") as of December 31, 1997, and the related statement of changes in net assets available for plan benefits for the period from December 17, 1997 to December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997, and the changes in net assets available for plan benefits for the period from December 17, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP

Boston, Massachusetts
May 29, 1998

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                            as of December 31, 1997

Assets:
  Master trust investments:
    At contract value (Notes B, E and G)          $ 2,280
    At fair value (Notes B, F and G)               59,325
                                                  -------
                                                   61,605
                                                  -------

  Receivables:
    Accrued investment income and
     other receivables                                155

  Cash and cash equivalents                           426
                                                  -------

          Total assets                             62,186
                                                  -------

Liabilities:
  Payable for outstanding purchases                   165
  Accrued expenses and other payables                  51
                                                  -------
     Total liabilities                                216
                                                  -------
Net assets available for plan benefits            $61,970
                                                  =======

The accompanying notes are an integral part of the financial statements.

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

           for the period from December 17, 1997 to December 31, 1997


Additions to net assets attributable to:
 Investment income (Notes B, E and G):
    Net appreciation of investments                $ 1,301
    Interest                                            26
    Dividends                                          289
                                                   -------
                                                     1,616

  Contributions and deferrals:
    Employee deferrals                              44,616
    Employer contributions                          15,738
                                                   -------
                                                    60,354
                                                   -------
          Total additions                           61,970
                                                   -------
Increase in net assets                              61,970

Net assets available for plan
     benefits, beginning of year                      --
                                                   -------
Net assets available for plan
     benefits, end of year                         $61,970
                                                   =======


The accompanying notes are an integral part of the financial statements.

                                       4
A.      Description of Plan:

General

          The following description of the Raytheon Savings and Investment Plan (10014)(the "Plan") provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan, which was established on December 17, 1997, is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). Effective December 17, 1997, employees assumed in connection with the merger of the defense business of Hughes Electronics Corporation with the Company that participated in the Hughes Thrift and Savings Plan, became eligible to participate in the Plan. Participants have the option to rollover amounts accumulated in plans sponsored by the defense business of Hughes Electronics Corporation to the Plan. The option to make a rollover election will extend until December 1, 1998. Upon election, amounts will be rolled over into funds selected by the participant. As of December 31, 1997, no rollovers had been made; however, the ultimate amount to be transferred under this option cannot be estimated at this time. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Plan's investments are held in the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust") with the assets of other defined contribution plans of Raytheon Company and subsidiaries. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

Contributions and Deferrals

          Eligible employees are allowed to defer to the Plan up to 10% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. The contributions are invested in Raytheon Company Class B common stock for two full plan years following the plan year for which the contributions are made, and are then allocated to the participants' accounts. As of December 31, 1997, the annual employee deferral for a participant cannot exceed $9,500. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a)a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b)an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Class B common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments, (f) the Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Equity Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Balanced Fund, the Magellan Fund and the Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

Participant Accounts

          Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

Vesting

          Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon the earliest of the completion of five years of service or three years of Plan participation or upon retirement, death, disability, or attainment of normal retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

Distributions to Participants

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59-1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65. There were no distributions to participants during the year.

Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the plan participants.

B.      Summary of Significant Accounting Policies:

          The accompanying financial statements are prepared on the accrual basis of accounting.

          The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Because the investment contracts are fully benefit-responsive, contract values approximate fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

          Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

          Benefits are recorded when paid.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires the plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.      Federal Income Tax Status:

          Given that the Plan was established effective December 17, 1997, the Plan has not received a tax determination letter to date. Raytheon Company has submitted an application with the Internal Revenue Service under the 401(b) regulation of the Internal Revenue Code and expects to receive the determination letter by December 31, 1998. The plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:

          Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, amounts in participants' accounts will be distributed in a single lump sum; if the participant does not consent to an immediate distribution, the amount can be transferred to another defined contribution plan sponsored by the Company.

E.      Investment Contracts:

          The Plan invests in collateralized fixed income investment portfolios (with no expiration date), three of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                       Annualized
                                                        Average     Credited
                                                         Yield     Interest Rate

For the year ended December 31, 1997:
  Bankers Trust (WBS 92-485)                              6.95%       6.95%
  Metropolitan Life Insurance Company (GIC GA-12908)      6.86%       6.86%
  Metropolitan Life Insurance Company (GIC GA-13659)      6.43%       6.43%
  Prudential Asset Management Company (GIC 917163-001)    6.99%       6.99%


          The contract values are subject to limitations in certain situations including large workforce reductions and plan termination.

          In the financial statements, the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.      Related Party Transactions:

          In accordance with the provisions of the Plan, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company common stock. These transactions are performed on the Master Trust level. For the Master Trust, purchases amounted to $200,689,057 and sales amounted to $102,165,608 for the year ended December 31, 1997.

G.      Fund Data:

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                                                        Non-Participant
                                                      Participant-Directed                                   Directed

                                        Fixed             Raytheon    Stock                                  Raytheon
                                        Income  Equity     Common     Index   Balanced Magellan  Blue Chip  Common Stock
                                         Fund    Fund    Stock Fund    Fund      Fund     Fund     Fund       Fund          Total

Assets:
  Master trust investments:
     At contract value:
        Bankers Trust                   $  852                                                                           $   852
        Prudential Insurance
           Company of America              528                                                                               528
        Metropolitan Life
          Insurance Company                900                                                                               900

     At fair value:
       Fidelity Equity Income*                  $8,617                                                                     8,617
       Raytheon Company Common Stock*                      $3,715                                           $15,666       19,381
       BT Pyramid Equity Index Fund*                                  $5,307                                               5,307
       Fidelity Balanced Fund*                                                $4,183                                       4,183
       Fidelity Magellan Fund*                                                         $13,244                            13,244
       Fidelity Blue Chip Fund*                                                                  $8,593                    8,593
                                        ------  ------     ------     ------  ------   -------   ------     -------      -------

          Total investments              2,280   8,617      3,715      5,307   4,183    13,244    8,593      15,666       61,605
                                        ------  ------     ------     ------  ------   -------   ------     -------      -------
  Receivables:
    Accrued investment income and
     other receivables                                         27         12                                   116           155

  Cash and cash equivalents                 23                 67         52                                   284           426
                                        ------  ------     ------     ------  ------  -------     ------    -------      -------
           Total assets                  2,303   8,617      3,809      5,371   4,183   13,244      8,593     16,066       62,186
                                        ------  ------     ------     ------  ------  -------     ------    -------      -------
 Liabilities:
   Payable for security purchases                              32                                               133          165
   Accrued expenses and other payables                          7         13                                     31           51
                                        ------  ------     ------     ------  ------  -------     ------    -------      -------
          Total liabilities                                    39         13                                    164          216
                                        ------  ------     ------     ------  ------  -------     ------    -------      -------
Net assets available for plan benefits  $2,303  $8,617     $3,770     $5,358  $4,183  $13,244     $8,593    $15,902      $61,970
                                        ======  ======     ======     ======  ======  =======     ======    =======      =======
* Represents more than 5% of net assets available for plan benefits

          The following is a summary of changes in net assets available for plan benefits by fund for the period from December 17, 1997 to December 31, 1997:

                                                                                                          Non-Participant
                                                      Participant-Directed                                   Directed
                                        Fixed             Raytheon    Stock                                  Raytheon
                                        Income  Equity     Common     Index   Balanced Magellan  Blue Chip  Common Stock
                                         Fund    Fund    Stock Fund    Fund      Fund     Fund     Fund       Fund          Total



Additions to net assets
     attributable to:
   Investment income:
     Net appreciation (depreciation)
           of investments                        $  285   $  (35)     $   185  $   90   $   522    $  338     $   (84)     $ 1,301
     Interest                           $    3                 4            4                                      15           26
     Dividends                                                56                                                  233          289
                                        ------   ------   ------       ------  ------   -------    ------     -------      -------
                                             3      285       25          189      90       522       338         164        1,616
                                        ------   ------   ------       ------  ------   -------    ------     -------      -------
  Contributions and deferrals:
    Employee deferrals                   2,300    8,332    3,745        5,169   4,093    12,722     8,255                   44,616
    Employer contributions                                                                                     15,738       15,738
                                        ------   ------   ------       ------  ------   -------    ------     -------      -------
                                         2,300    8,332    3,745        5,169   4,093    12,722     8,255      15,738       60,354
                                        ------   ------   ------       ------  ------   -------    ------     -------      -------
          Total additions                2,303    8,617    3,770        5,358   4,183    13,244     8,593      15,902       61,970
                                        ------   ------   ------       ------  ------   -------    ------     -------      -------
Increase in net assets                   2,303    8,617    3,770        5,358   4,183    13,244     8,593      15,902       61,970
Net assets, beginning of year
                                        ------   ------   ------       ------  ------   -------    ------     -------      -------
Net assets, end of year                 $2,303   $8,617   $3,770       $5,358  $4,183   $13,244    $8,593     $15,902      $61,970
                                        ======   ======   ======       ======  ======   =======    ======     =======      =======

H.      Master Trust:

          All plan investments are included under the Master Trust. At December 31, 1997, assets of the Plan represented less than 1% of the total assets under the Master Trust. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:


                                  Fixed                        Raytheon        Stock
                                 Income           Equity        Common         Index       Balanced        Magellan      Blue Chip
                                  Fund             Fund       Stock Fund       Fund          Fund           Fund          Fund
Assets:
 Investments:
  At contract value:
    Bankers Trust*             $351,035,073
    Prudential Insurance
      Company of America*       217,731,699
    Metropolitan Life
      Insurance Company*        371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                            $782,799,011
    Raytheon Company
      Common Stock*                                          $745,980,294
    BT Pyramid Equity
      Index Fund*                                                           $484,781,406
    Fidelity Balance Fund                                                                  $117,556,481
    Fidelity Magellan Fund                                                                                $91,863,155
    Fidelity Blue Chip Fund                                                                                            $136,586,123
    Templeton Foreign I Fund
    Fidelity Investment
      grade Bond Fund
    Fidelity Retirement
      Money Market Fund
    Loans receivable from
       participants
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
    Total investments           939,889,852    782,799,011    745,980,294    484,781,406    117,556,481    91,863,155   136,586,123
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
  Receivables:
    Employer contribution
    Accrued Investment income
      and other receivables                                     5,489,592      1,161,112

  Cash and cash equivalents       9,232,100                    13,498,051      4,761,268
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
     Total assets               949,121,952    782,799,011    764,967,937    490,703,786    117,556,481    91,863,155   136,586,123
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
Liabilities:
  Payables for outstanding
     purchases                                                  6,340,318
  Accrued expenses and
     other payables                                             1,480,875      1,200,471
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
    Total Liabilities                                           7,821,193      1,200,471
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
Net assets available for
     plan benefits             $949,121,952   $782,799,011   $757,146,744    $489,503,315  $117,556,481   $91,863,155  $136,586,123
                               ============   ============   ============    ============  ============   ===========  ============
Percentage of Master Trust that    ^               ^               ^               ^             ^             ^              ^
are plan assets of the Raytheon
Savings and Investment Plan

*Represents  more  than 5% of net  assets  available  for plan  benefits
^Represents less than 1% of plan assets under the Master Trust
+ As of December 31, 1997, there were no loans outstanding in the Raytheon Savings and Investment Plan (10014).

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan (10014).

                                       11

                                    Templeton     Investment   Retirement
                                    Foreign I      Grade         Money          Loan
                                      Fund        Bond Fund    Market Fund      Fund            Total

Assets:
 Investments:
  At contract value:
    Bankers Trust*                                                                         $  351,035,073
    Prudential Insurance
      Company of America*                                                                     217,731,699
    Metropolitan Life
      Insurance Company*                                                                      371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                                                                            782,799,011
    Raytheon Company
      Common Stock*                                                                           745,980,294
    BT Pyramid Equity
      Index Fund*                                                                             484,781,406
    Fidelity Balance Fund                                                                     117,556,481
    Fidelity Magellan Fund                                                                     91,863,155
    Fidelity Blue Chip Fund                                                                   136,586,123
    Templeton Foreign I Fund        $5,471,176                                                  5,471,176
    Fidelity Investment
      grade Bond Fund                            $1,548,125                                     1,548,125
    Fidelity Retirement
      Money Market Fund                                       $12,186,085                      12,186,085
    Loans receivable from
       participants                                                         $166,395,767      166,395,767
                                    ----------   ----------   -----------   ------------   --------------
    Total investments                5,471,176    1,548,125    12,186,085    166,395,767    3,485,057,475
                                    ----------   ----------   -----------   ------------   --------------
Receivables:
  Employer contribution                                         4,015,100                        4,015,100
  Accrued Investment income
      and other receivables                                                                      6,650,704

Cash and cash equivalents                                                                       27,491,419
                                    ----------   ----------   -----------   ------------    --------------
     Total assets                    5,471,176    1,548,125    16,201,185    166,395,767     3,523,214,698
                                    ----------   ----------   -----------   ------------    --------------
Liabilities:
  Payables for outstanding
     purchases                                                                                   6,340,318
  Accrued expenses and
     other payables                                                                              2,681,346
                                    ----------   ----------   -----------   ------------    --------------
    Total Liabilities                                                                            9,021,664
                                    ----------   ----------   -----------   ------------    --------------
Net assets available for
     plan benefits                  $5,471,176   $1,548,125   $16,201,185   $166,395,767    $3,514,193,034
                                    ==========   ==========   ===========   ============    ==============
                                        N/A          N/A           N/A            +                ^
Percentage of Master Trust that are
plan assets of the Raytheon Savings
and Investment Plan (10014)

*Represents  more  than 5% of net  assets  available  for plan  benefits
^Represents less than 1% of plan assets under the Master Trust
+ As of December 31, 1997, there were no loans outstanding in the Raytheon Savings and Investment Plan (10014).

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan (10014).


          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1997:

                                    Fixed                         Raytheon
                                    Income                        Common        Stock        Balanced      Magellan     Blue Chip
                                     Fund        Equity Fund    Stock Fund    Index Fund       Fund         Fund          Fund
  Net appreciation (depreciation)
      of assets                    $  (191,924)  $132,974,182   $30,715,963   $109,162,707   $ 6,388,316   $ 9,026,047  $15,474,118
  Interest                          62,319,073                      673,934        312,511
  Dividends                                        42,443,971    11,118,152                   13,680,351     5,217,835    6,302,875
                                   -----------   ------------   -----------   ------------   -----------   -----------  -----------
Total investment income/(loss)     $62,127,149   $175,418,153   $42,508,049   $109,475,218   $20,068,667   $14,243,882  $21,776,993
                                   ===========   ============   ===========   ============   ===========   ===========  ===========

                                       13

                                      Templeton   Investment   Retirement
                                      Foreign I     Grade        Money           Loan
                                         Fund     Bond Fund    Market Fund       Fund          Total
Investment income:
  Net appreciation (depreciation)
      of assets                        $(826,396)   $22,581                                 $302,745,594
  Interest                                                                     $10,848,204    74,153,722
  Dividends                              549,717     36,337     $266,835                      79,616,073
                                       ---------    -------     -------        -----------  ------------
Total investment income/(loss)         $(276,679)   $58,918     $266,835       $10,848,204  $456,515,389
                                       =========    =======     ========       ===========  ============